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                                                                    EXHIBIT 23.2


                   DAVID CHRISTENSEN CPA & CONSULTANT, PLLC
                                  Park Tower
                                  Suite 272
                          201 N.E. Park Plaza Drive
                             Vancouver, WA 98684
                                (360) 892-0800
                              Fax (360) 604-4587

June 2, 1998


Washington Banking Company
1421 SW Barlow Street
Oak Harbor, Washington 98277

RE: CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

To: The Board of Directors
    Washington Banking Company

I consent to the incorporation by reference in the Registration Statement of Washington Banking Company on Form SB-2 of the report of David O. Christensen Certified Public Accountants & Consultants (now known as David Christensen CPA & Consultant, PLLC) dated January 31, 1997, except Note 16 that is dated April 24, 1998, on the audits of the Consolidated Financial Statements and Notes of Washington Banking Company as of December 31, 1996 and 1995, all of which were incorporated by reference in the SB-2 Registration Statement.

I also consent to the reference to David O. Christensen Certified Public Accountants & Consultants under the caption "Experts" in the Registration Statement and the Prospectus relating thereto, and the filing of this letter as an Exhibit to the Registration Statement.

Very truly yours,

/s/ DAVID O. CHRISTENSEN
------------------------------
David O. Christensen